CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated March 27, 2012 with respect to the audited consolidated financial statements of HII Technologies, Inc. for the years ended  December 31, 2011 and 2010.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 16, 2012